Exhibit 99.1

Leslie’s, Inc. Announces First Quarter Fiscal 2025 Financial Results;

Provides Second Quarter and Full Year Fiscal 2025 Outlook

•
Sales of $175 million, up 0.7% and at the top end of financial guidance
•
Net loss of $45 million, reflecting typical operational deleverage during pool offseason
•
Adjusted EBITDA of $(29) million; at the lower end of guidance and includes transformational expenses
•
Diluted earnings per share of $(0.24); Adjusted diluted earnings per share of $(0.22)
•
CEO to outline the first set of strategic initiatives on the earnings conference call

PHOENIX, AZ – February 6, 2025 – Leslie’s, Inc. (“Leslie’s”, “we”, “our”, “its”, or “Company”; NASDAQ: LESL), the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide, today announced its financial results for the first quarter of fiscal 2025.

Jason McDonell, Chief Executive Officer, said, “Our team has been focused to start fiscal 2025 as we undertake our customer-centric transformation journey. I’m inspired by the progress from the Leslie’s team in these early days of executing our strategic plan. As I shared last quarter, this plan is centered around the key strategic themes of Customer Centricity, Convenience, and Asset Utilization, and the actions we are taking are expected to drive positive change. We will share our first set of related initiatives on our first quarter earnings call today. We expect these initiatives will put us in an even better position as we continue to prepare to win the pool season.”

Mr. McDonell continued, "We met our revenue expectations for our first quarter of fiscal 2025, reporting our first comparable store sales gain in two years. We saw a number of key categories improve both sequentially and year-over-year. The smaller contributing fiscal first quarter results in an associated loss and is typical for our seasonal business. This is a key time as we invest during our offseason and build inventory to prepare to win the pool season and deliver growth during our meaningful third and fourth fiscal quarters. Our profitability in the quarter was largely in-line and incrementally impacted by some strategic transformational expenses, including inventory adjustments and professional fees to facilitate our transformation journey. Our outlook reflects year-to-date performance trends and includes expected higher occupancy costs, payroll and benefits, and the transformational expenses. As we look ahead, our goal remains to produce consistent and positive same store sales and growth in gross profit dollars, translating to Adjusted EPS and Adjusted EBITDA growth. As we execute on our strategic initiatives, we expect the benefits of our activities to be realized as higher seasonal volumes materialize. We feel confident in our ability to create sustainable stakeholder value over time and are looking forward to the journey we are embarking on at Leslie’s.”

First Quarter Highlights

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Sales were $175.2 million, an increase of 0.7% compared to $174.0 million in the prior year period. Comparable sales increased 0.2%. Non-comparable sales from new stores contributed $0.9 million in the quarter.

•
Gross profit was $47.7 million, a decrease of 5.4% compared to $50.4 million in the prior year period. Gross margin was 27.2% compared to 29.0% in the prior year period, which represents a decrease of 180 basis points. The decline in rate was mainly due to 95 basis points of increase in inventory adjustments as we optimized our inventory and 75 basis points of deleverage on occupancy and distribution costs.
•
Selling, general and administrative expenses (“SG&A”) were $87.4 million compared to $86.9 million in the prior year period.
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Operating loss was $39.7 million compared to a loss of $36.5 million in the prior year period.
•
Interest expense was $15.8 million compared to $17.1 million in the prior year period.
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Net loss was $44.6 million compared to a loss of $39.6 million in the prior year period.
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Adjusted net loss was $41.3 million compared to a loss of $36.8 million in the prior year period.
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Diluted earnings per share was $(0.24) compared to $(0.21) in the prior year period. Adjusted diluted earnings per share was $(0.22) compared to $(0.20) in the prior year period.
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Adjusted EBITDA was $(29.3) million compared to $(24.4) million in the prior year period.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $11.6 million as of December 28, 2024, an increase of $3.2 million, compared to $8.4 million as of December 30, 2023.
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Inventories totaled $271.1 million as of December 28, 2024, a decrease of $62.9 million or 18.8%, compared to $334.0 million as of December 30, 2023.
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Funded debt was $796.7 million as of December 28, 2024 compared to $825.7 million as of December 30, 2023. As of December 28, 2024 there was $40.0 million outstanding on our revolving credit facility compared to $38.0 million as of December 30, 2023.
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The effective rate on our term loan during the first quarter of fiscal 2025 was 7.6% compared to 8.2% during the first quarter of fiscal 2024.
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Net cash used by operating activities totaled $105.1 million in the first quarter of fiscal 2025 compared to $71.9 million in the first quarter of fiscal 2024.
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Capital expenditures totaled $4.7 million in the first quarter of fiscal 2025 compared to $10.7 million in the first quarter of fiscal 2024.

Second Quarter Fiscal 2025 Outlook

The Company is providing the following outlook for the second quarter of fiscal 2025:

Sales	$179 million to $189 million
Gross profit	$44 million to $48 million
Net loss	$(47) million to $(44) million
Adjusted net loss	$(46) million to $(42) million
Adjusted EBITDA	$(38) million to $(33) million
Adjusted diluted loss per share	$(0.25) to $(0.23)
Diluted weighted average shares outstanding	185 million

Full Year Fiscal 2025 Outlook

The Company is providing the following outlook for the full year of fiscal 2025:

Sales	$1,304 million to $1,370 million
Gross profit	$473 million to $505 million
Net (loss) income	$(10) million to $5 million
Adjusted net (loss) income	$(2) million to $13 million
Adjusted EBITDA	$96 million to $116 million
Adjusted diluted (loss) earnings per share	$(0.01) to $0.07
Diluted weighted average shares outstanding	185 million

*Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Details

A conference call to discuss the Company’s financial results for the first quarter of fiscal 2025 is scheduled for today, Thursday, February 6, 2025 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.lesliespool.com/ for 90 days.

About Leslie’s

Founded in 1963, Leslie’s is the largest and most trusted direct-to-customer brand in the U.S. pool and spa care industry serving residential customers and pool professionals nationwide. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 1,000 physical locations and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth, Adjusted EBITDA, Adjusted net income (loss), and Adjusted diluted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share

Adjusted net income (loss) and Adjusted diluted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted diluted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude equity-based compensation expense, executive transition costs, severance, strategic project costs, merger and acquisition costs, change in valuation allowance for deferred taxes, and other non-recurring, non-cash, or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy, value proposition, legal proceedings, competitive advantages, market size, growth opportunities, industry expectations, and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
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our ability to maintain favorable relationships with suppliers and manufacturers;
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competition from mass merchants and specialty retailers;
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impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including high interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
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disruptions in the operations of our distribution centers;
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our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;

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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and developments affecting our current and future products, including evolving legal standards, regulations and stakeholder expectations concerning environmental, social and governance (“ESG”) matters;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from epidemics, pandemics, or natural disasters;
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impacts on our business from cyber incidents and other security threats or disruptions;
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our ability to remediate material weaknesses or other deficiencies in our internal control over financial reporting or to maintain effective disclosure controls and procedures and internal control over financial reporting; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended September 28, 2024 and in our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time-to-time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information, changed expectations, the occurrence of unanticipated events or otherwise, except as required by law. We may not actually achieve the plans, intentions, outcomes or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Matthew Skelly

Vice President, Investor Relations

Leslie’s, Inc.

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended
	December 28, 2024	December 30, 2023
	(Unaudited)	(Unaudited)
Sales	$175,228	$173,960
Cost of merchandise and services sold	127,511	123,552
Gross profit	47,717	50,408
Selling, general and administrative expenses	87,417	86,878
Operating loss	(39,700)	(36,470)
Other expense:
Interest expense	15,763	17,071
Total other expense	15,763	17,071
Loss before taxes	(55,463)	(53,541)
Income tax benefit	(10,899)	(13,988)
Net loss	$(44,564)	$(39,553)
Earnings per share:
Basic	$(0.24)	$(0.21)
Diluted	$(0.24)	$(0.21)
Weighted average shares outstanding:
Basic	185,022	184,383
Diluted	185,022	184,383

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

	Three Months Ended
	December 28, 2024	December 30, 2023
	(Unaudited)	(Unaudited)
Adjusted EBITDA	$(29,319)	$(24,420)
Adjusted net loss	$(41,292)	$(36,763)
Adjusted diluted earnings per share	$(0.22)	$(0.20)
(1)
See section titled “GAAP to Non-GAAP Reconciliation.”

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	December 28, 2024	September 28, 2024	December 30, 2023
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$11,615	$108,505	$8,394
Accounts and other receivables, net	29,803	45,467	22,488
Inventories	271,087	234,283	334,031
Prepaid expenses and other current assets	29,117	34,179	27,131
Total current assets	341,622	422,434	392,044
Property and equipment, net	96,045	98,447	92,405
Operating lease right-of-use assets	260,835	270,488	238,296
Goodwill and other intangibles, net	214,219	215,127	217,909
Deferred tax assets	16,121	4,168	15,988
Other assets	38,151	39,661	41,878
Total assets	$966,993	$1,050,325	$998,520
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$56,208	$67,622	$63,541
Accrued expenses and other current liabilities	71,528	106,713	69,854
Operating lease liabilities	65,063	63,357	63,078
Income taxes payable	1,180	1,127	-
Current portion of long-term debt	-	8,100	8,100
Total current liabilities	193,979	246,919	204,573
Operating lease liabilities, noncurrent	197,853	209,067	179,413
Revolving Credit Facility	40,000	-	38,000
Long-term debt, net	750,610	769,065	771,718
Other long-term liabilities	4,589	2,423	3,464
Total liabilities	1,187,031	1,227,474	1,197,168
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 185,208,018, 184,969,296, and 184,513,174, issued and outstanding as of December 28, 2024, September 28, 2024, and December 30, 2023, respectively.	185	185	184
Additional paid in capital	108,546	106,871	101,547
Retained deficit	(328,769)	(284,205)	(300,379)
Total stockholders’ deficit	(220,038)	(177,149)	(198,648)
Total liabilities and stockholders’ deficit	$966,993	$1,050,325	$998,520

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Three Months Ended
	December 28, 2024	December 30, 2023
	(Unaudited)	(Unaudited)
Operating Activities
Net loss	$(44,564)	$(39,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,237	8,330
Equity-based compensation	1,709	2,695
Amortization of deferred financing costs and debt discounts	541	560
Provision for doubtful accounts	284	140
Deferred income taxes	(11,953)	(8,389)
(Gain) loss on asset dispositions	(45)	61
Changes in operating assets and liabilities:	-	-
Accounts and other receivables	15,380	6,767
Inventories	(36,804)	(22,194)
Prepaid expenses and other current assets	5,062	(3,498)
Other assets	1,439	3,981
Accounts payable	(11,414)	4,985
Accrued expenses and other current liabilities	(33,148)	(19,616)
Income taxes payable	53	(5,782)
Operating lease assets and liabilities, net	145	(361)
Net cash used in operating activities	(105,078)	(71,874)
Investing Activities
Purchases of property and equipment	(4,678)	(10,739)
Proceeds from asset dispositions	30	40
Net cash used in investing activities	(4,648)	(10,699)
Financing Activities
Borrowings on Revolving Credit Facility	40,000	39,500
Payments on Revolving Credit Facility	-	(1,500)
Repayment of long-term debt	(27,025)	(2,025)
Payment of finance leases	(105)	-
Payments of employee tax withholdings related to restricted stock vesting	(34)	(428)
Net cash provided by financing activities	12,836	35,547
Net decrease in cash and cash equivalents	(96,890)	(47,026)
Cash and cash equivalents, beginning of period	108,505	55,420
Cash and cash equivalents, end of period	$11,615	$8,394
Supplemental Information:
Cash paid for interest	$15,694	16,489
Cash paid for income taxes, net of refunds received	-	183

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

	Three Months Ended
	December 28, 2024	December 30, 2023
	(Unaudited)	(Unaudited)
Net loss	$(44,564)	$(39,553)
Interest expense	15,763	17,071
Income tax benefit	(10,899)	(13,988)
Depreciation and amortization expense(1)	8,237	8,330
Equity-based compensation expense(2)	1,741	2,728
Strategic project costs(3)	172	123
Executive transition costs and other(4)	231	869
Adjusted EBITDA	$(29,319)	$(24,420)

	Three Months Ended
	December 28, 2024	December 30, 2023
	(Unaudited)	(Unaudited)
Net loss	$(44,564)	$(39,553)
Equity-based compensation expense(2)	1,741	2,728
Strategic project costs(3)	172	123
Executive transition costs and other(4)	231	869
Change in valuation allowance(5)	2,219	—
Tax effects of these adjustments(6)	(1,091)	(930)
Adjusted net loss	$(41,292)	$(36,763)

Diluted earnings per share	$(0.24)	$(0.21)
Adjusted diluted earnings per share	$(0.22)	$(0.20)
Weighted average shares outstanding
Basic	185,022	184,383
Diluted	185,022	184,383
(1)
Includes depreciation related to our distribution centers and store locations, which is reported in cost of merchandise and services sold and SG&A in our condensed consolidated statements of operations.
(2)
Represents charges related to equity-based compensation and our related payroll tax expense, which are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents non-recurring costs, such as third-party consulting costs related to first-generation technology initiatives, replacement of systems that are no longer supported by our vendors, investment in and development of new products outside of the course of continuing operations, or other discrete strategic projects that are infrequent or unusual in nature and potentially distortive to continuing operations. These items are reported in SG&A in our condensed consolidated statements of operations.
(4)
Includes certain senior executive transition costs and severance associated with completed corporate restructuring activities across the organization, losses (gains) on asset dispositions, merger and acquisition costs, and other non-recurring, non-cash, or discrete items as determined by management. Amounts are reported in SG&A in our condensed consolidated statements of operations.
(5)
Represents non-cash change in valuation allowance for deferred taxes that management does not believe are indicative of our ongoing operations. This item is reported in income tax (benefit) expense in our consolidated statements of operations and we note they may reoccur in the future,
(6)
Represents the tax effect of the total adjustments based on our combined U.S. federal and state statutory tax rates. Amounts are reported in income tax expense (benefit) in our condensed consolidated statements of operations.